Exhibit 10.3

HADRON ENERGY, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(U.S. Participants – Non-Employee Directors)

Hadron Energy, Inc., a Delaware corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Hadron Energy, Inc. 2026 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:

Date of Grant:

Total Number of Units:	(each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Vesting Start Date:	[February 15, [____]][May 15, [____]][August 15, [____]][November 15, [____]]

Vested Units:	Except as provided in the Restricted Stock Units Agreement or this Grant Notice and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date set forth below by the Vested Percentage set forth opposite such date, as follows:

Vesting Date	Vested Percentage
Prior to the three- (3-) month anniversary of Vesting Start Date	0%
On the three- (3-) month anniversary of Vesting Start Date (the “Initial Vesting Date”)	[25%]
On the Six- (6-) month anniversary of Vesting Start Date	[25%]
On the nine- (9-) month anniversary of Vesting Start Date	[25%]
On the twelve- (12-) month anniversary of Vesting Start Date	[25%]

Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

HADRON ENERGY, INC.	PARTICIPANT

By:
Samuel Gibson	Signature
Chief Executive Officer
Date
Address:

Address

ATTACHMENTS: 2026 Equity Incentive Plan, Restricted Stock Units Agreement and Plan Prospectus